UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2020

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 East Middlefield Road

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b- 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the Offering (as defined below), on September 22, 2020, Omnicell, Inc. (the “Company”), as borrower, entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of November 15, 2019, by and among the Company, the lenders from time to time thereto and Wells Fargo Bank, National Association as administrative agent (as amended by the Amendment, the “Amended Credit Agreement”). Pursuant to the Amendment, the Amended Credit Agreement, among other changes, permits the issuance of the Notes (as defined below) and the purchase of the convertible note hedge transactions described in the press release attached hereto as Exhibit 99.1, expands our flexibility to repurchase our common stock and make other restricted payments and replaces the total net leverage covenant with a new secured net leverage covenant that requires us to maintain consolidated secured net leverage ratio not to exceed 3.50:1 for the calendar quarters ending September 30, 2020, December 31, 2020 and March 31, 2021 and 3.00:1 for the calendar quarters ending thereafter.

References to the terms of the Amendment and the Amended Credit Agreement are qualified in their entirety by reference to the full text of the Amendment, which is incorporated herein by reference to Exhibit 10.1.

Item 8.01	Other Events.

 On September 22, 2020, the Company issued a press release announcing the proposed offering of $500 million aggregate principal amount of senior notes due 2025 (the “Notes”) in a private placement (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also announced its intent to grant the initial purchasers of the Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $75 million aggregate principal amount of notes. A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K (this “Report”) does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities would be made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of September 22, 2020, among Omnicell, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent
99.1	Press Release entitled “Omnicell Announces Proposed Private Placement of $500 Million of Convertible Senior Notes” dated September 22, 2020
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Date: September 22, 2020	/s/ Peter J. Kuipers
Peter J. Kuipers
Executive Vice President and Chief Financial Officer